Exhibit 99.4
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any tax advice contained in this letter (including any attachments) was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the U.S. Internal Revenue Code. The tax advice contained in this letter (including any attachments) was written to support the transaction(s) or matter(s) addressed by the letter. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent advisor.
Guidelines for Determining the Proper Identification Number to Give the Payor. — A Social Security Number (SSN) has nine digits separated by two hyphens: i.e., 000-00-0000. An Employer Identification Number (EIN) has nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:	Give the SOCIAL SECURITY number of—
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of—
6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate, or pension trust	Legal Entity(4)
8.	Corporation or LLC electing corporate status on Form 8832	The corporation or LLC
9.	Association, club, religious, charitable, educational or other tax-exempt organization account	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)
You must show your individual name and you may also enter your business or “doing business as” name. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representatives or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for individuals), or Form SS-4, Application for Employer Identification Number (for business and all other entities), or Form W-7, Application for Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns) at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. You can get IRS Forms from the IRS by calling 1-800-829-3676 or from the IRS’s internet website at www.irs.gov.
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:

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An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or any IRA, or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

•	The United States or any agency or instrumentalities thereof.

•	A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.
Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A registered dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a) of the Code.

•	A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.
Payments of interest not generally subject to backup withholding include the following:

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Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor’s trade or business and you have not provided your correct taxpayer identification number to the payor.

•	Payments otherwise subject to U.S. federal income tax withholding.
Exempt payees described above should file a Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYOR A COMPLETED INTERNAL REVENUE SERVICE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING) OR, IF APPLICABLE, FORM W-8ECI (CERTIFICATE OF FOREIGN PERSON’S CLAIM FOR EXEMPTION FROM WITHHOLDING ON INCOME EFFECTIVELY CONNECTED WITH THE CONDUCT OF A TRADE OR BUSINESS IN THE UNITED STATES).
Privacy Act Notice
Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give correct taxpayer identification numbers to payors who must file an information return with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 28% (subject to further adjustment under applicable law) of taxable interest, dividends, and certain other payments, to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce non-tax criminal laws, or federal law enforcement and intelligence agencies to combat terrorism.
Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil penalty for false information with respect to withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal penalty for falsifying information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) Misuse of taxpayer identification numbers. — If the payor discloses or uses taxpayer identification numbers in violation of U.S. federal law, the payor may be subject to civil and criminal penalties.
FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE IRS.

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